UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2022

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way Hayward, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510-906-4600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2022, in connection with the appointment of Kevin Danahy as Chief Executive Officer of Pulse Biosciences, Inc. (the “Company”), Mr. Danahy and the Company entered into an amendment (the “Danahy Amendment”) to Mr. Danahy’s employment agreement, dated February 9, 2022, which was initially entered into in connection with his appointment as Chief Commercial Officer. The Amendment is effective as of September 20, 2022.

Prior to his appointment as Chief Executive Officer, Mr. Danahy, age 52, had served as the Company’s Chief Commercial Officer since February 14, 2022. Mr. Danahy has more than 20 years of senior management experience building and managing strategic commercial organizations for medical technology companies. Prior to joining the Company, Mr. Danahy most recently served as President of Solmetex, a medical device company focused on manufacturing environmental waste management products for the dental industry, from January 2019 to February 2022. From August 2017 to January 2019, Mr. Danahy held roles at Zimmer Biomet (NYSE: ZBH) (“Zimmer”), a global medical device company with a comprehensive portfolio of robotic technologies, including Vice President of Global Emerging Technologies and Specialty Sales, where he was responsible for leading the global launch and commercialization of Zimmer’s new bionic surgical arm technology. Before his time at Zimmer, Mr. Danahy served as Sr. Director at Intuitive Surgical, where he successfully transformed the sales leadership training program. Early in his career, he served in commercial leadership roles at both Medtronic and Johnson & Johnson. Mr. Danahy holds an M.S. degree from Tufts University.

The Danahy Amendment provides that Mr. Danahy will receive an annual base salary of $400,000, an annual target bonus of up to 100% of his base salary, plus benefits consistent with the Company’s employment practices. In accordance with the Danahy Amendment, on September 23, 2022, Mr. Danahy was issued an option to acquire up to 450,000 shares of the Company’s common stock pursuant to an award agreement and the Company’s 2017 Equity Incentive Plan. These stock options have an exercise price of the closing price of the Company’s common stock on September 23, 2022, the date of grant, and will vest in four equal installments, subject to Mr. Danahy’s continued employment with the Company. The foregoing description of the Danahy Amendment is qualified in its entirety by reference to the full text of the Danahy Amendment, a copy of which is as attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Employment Agreement, between Kevin Danahy and Pulse Biosciences, Inc., dated September 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: September 27, 2022	By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner
Chief Financial Officer, Executive Vice President of Finance and Administration, and Treasurer